Exhibit 99.1

THE EXCHANGE OFFERS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                  , 2007,

UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE

WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

Level 3 Financing, Inc.

1025 Eldorado Boulevard

Broomfield, Colorado 80021

LETTER OF TRANSMITTAL

for

8.75% Senior Notes of Level 3 Financing, Inc. due 2017

and

Floating Rate Senior Notes of Level 3 Financing, Inc. due 2015

Guaranteed by Level 3 Communications, Inc. and

Level 3 Communications, LLC

Exchange Agent:

The Bank of New York

By Facsimile:

(212) 298-1915

Confirm by Telephone:

(212) 815-2742

By Mail, Hand or Courier:

The Bank of New York

101 Barclay Street—7E

Corporate Trust Operations

Reorganization Unit

Attn: Ms. Diane Amoroso

New York, New York 10286

For information on other offices or agencies of the Exchange Agent where Original

Notes may be presented for exchange, please call the telephone number listed above.

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL, INCLUDING THE

INSTRUCTIONS TO THIS LETTER, CAREFULLY BEFORE CHECKING ANY BOX BELOW

Capitalized terms used in this Letter of Transmittal and not defined herein shall have the respective meanings ascribed to them in the Prospectus.

List in Box 1 below the Original Notes of which you are the holder. If the space provided in Box 1 is inadequate, list the certificate numbers and principal amount at maturity of Original Notes on a separate signed schedule and affix that schedule to this Letter of Transmittal.

BOX 1

TO BE COMPLETED BY ALL TENDERING HOLDERS

Name(s) and Address(es) of Registered Holder(s) (Please fill in if blank)	Certificate Number(s)(1)	Principal Amount of Original Notes	Principal Amount of Original Notes Tendered (2)

Totals:

(1)	Need not be completed if original notes are being tendered by book-entry transfer.

(2)	Unless otherwise indicated, the entire principal amount of original notes represented by a certificate or Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered.

The undersigned acknowledges receipt of the Prospectus, dated July     , 2007 (the “Prospectus”), of Level 3 Financing, Inc. (the “Issuer”), Level 3 Communications, Inc. (“Parent”) and Level 3 Communications, LLC and this Letter of Transmittal, which may be amended from time to time (as amended, this “Letter”), which together constitute the offer of the Issuer and Parent (the “Exchange Offers”) to exchange (i) new 8.75% Senior Notes due 2017 (the “New 8.75% Notes”) that have been registered under the Securities Act of 1993, as amended (the “Securities Act”), for a like principal amount of the Issuer’s outstanding 8.75% Senior Notes due 2017 (the “8.75% Notes”) and (ii) new Floating Rate Senior Notes due 2015 (the “New Floating Rate Notes” and, together with the 8.75% Notes, the “New Notes”) that have been registered under the Securities Act, for a like principal amount of the Issuer’s outstanding Floating Rate Senior Notes due 2015 (the “Floating Rate Notes” and, together with the 8.75% Notes, the “Original Notes”). The Original Notes were issued and sold in transactions exempt from registration under the Securities Act.

The undersigned has completed, executed and delivered this Letter to indicate the action he or she desires to take with respect to the applicable Exchange Offer.

All holders of Original Notes who wish to tender their Original Notes must, on or prior to the Expiration Date: (1) complete, sign, date and mail or otherwise deliver this Letter or a facsimile of this Letter to the Exchange Agent, in person or at the address set forth above; and (2) tender his or her Original Notes or, if a tender of Original Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at The Depository Trust Company (the “Book-Entry Transfer Facility”), confirm such book-entry transfer (a “Book-Entry Confirmation”), in accordance with the procedures for tendering described in the Instructions to this Letter. Holders of Original Notes whose certificates are not immediately available, or who are unable to deliver their certificates or Book-Entry Confirmation and all other documents required by this Letter to be delivered to the Exchange Agent on or prior to the Expiration Date, must tender their Original Notes according to the guaranteed delivery procedures set forth under the caption “The Exchange Offers — How to Tender” in the Prospectus. (See Instruction 1)

The Instructions included with this Letter must be followed in their entirety. Questions and requests for assistance or for additional copies of the Prospectus or this Letter may be directed to the Exchange Agent, at the address listed above, or Level 3 Communications, Inc., 1025 Eldorado Boulevard, Broomfield, CO 80021, Attention: Senior Vice President, Investor Relations (telephone (720) 888-2500).

Ladies and Gentlemen:

Upon the terms and subject to the conditions of the applicable Exchange Offer, the undersigned tenders to the Issuer and Parent the principal amount of Original Notes indicated above. Subject to, and effective upon, the acceptance for exchange of the Original Notes tendered with this Letter, the undersigned exchanges, assigns and transfers to, or upon the order of, the Issuer and Parent, all right, title and interest in and to the Original Notes tendered.

The undersigned constitutes and appoints the Exchange Agent as his or her agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Issuer and Parent) with respect to the tendered Original Notes, with full power of substitution, to: (a) deliver certificates for such Original Notes; (b) deliver Original Notes and all accompanying evidence of transfer and authenticity to or upon the order of the Issuer upon receipt by the Exchange Agent, as the undersigned’s agent, of the New Notes to which the undersigned is entitled upon the acceptance by the Issuer and Parent of the Original Notes tendered under the applicable Exchange Offer; and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of the Original Notes, all in accordance with the terms of the applicable Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby represents and warrants that he or she has full power and authority to tender, exchange, assign and transfer the Original Notes tendered hereby and to acquire New Notes issuable upon exchange of the tendered Original Notes, and that, when the tendered Original Notes are accepted for exchange, the Issuer and Parent will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the exchange, assignment and transfer of the Original Notes tendered.

The undersigned agrees that acceptance of any tendered Original Notes by the Issuer and Parent and the issuance of New Notes in exchange therefor shall constitute performance in full by the Issuer and Parent of their respective obligations under the registration agreements that the Issuer and Parent entered into with the initial purchasers of the Original Notes (the “Registration Agreements”) and that, upon the issuance of the New Notes, the Issuer and Parent will have no further obligations or liabilities under the Registration Agreements (except in certain limited circumstances). By tendering Original Notes, the undersigned certifies that (i) any New Notes received by it will be acquired in the ordinary course of its business, (ii) it has no arrangement or understanding with any person or entity to participate in a distribution (within the meaning of the Securities Act) of the New Notes, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) the Issuer or Parent nor is it a broker-dealer that acquired Original Notes directly from such persons or, if it is an affiliate (as so defined) of such persons or a broker-dealer that acquired Original Notes directly from such persons, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, and (iv) if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of the New Notes.

The undersigned acknowledges that, if it is a broker-dealer that will receive New Notes in exchange for Original Notes that were acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The undersigned understands that the Issuer and Parent may accept the undersigned’s tender by delivering written notice of acceptance to the Exchange Agent, at which time the undersigned’s right to withdraw such tender will terminate.

All authority conferred or agreed to be conferred by this Letter shall survive the death or incapacity of the undersigned, and every obligation of the undersigned under this Letter shall be binding upon the undersigned’s heirs, legal representatives, successors, assigns, executors and administrators of the undersigned. Tenders may be withdrawn only in accordance with the procedures set forth in the Instructions included with this Letter.

Unless otherwise indicated under “Special Delivery Instructions” below, the Exchange Agent will deliver New Notes (and, if applicable, a certificate for any Original Notes not tendered but represented by a certificate also encompassing Original Notes which are tendered) to the undersigned at the address set forth in Box 1.

The undersigned acknowledges that the Exchange Offers are subject to the more detailed terms set forth in the Prospectus and, in case of any conflict between the terms of the Prospectus and this Letter, the Prospectus shall prevail.

☐	CHECK HERE IF TENDERED ORIGINAL NOTES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution:

Account Number:

Transaction Code Number:

INSTRUCTIONS

FORMING PART OF THE TERMS AND

CONDITIONS OF THE EXCHANGE OFFERS

1. Delivery of this Letter and Certificates. Certificates for Original Notes or a Book-Entry Confirmation, as the case may be, as well as a properly completed and duly executed copy of this Letter and any other documents required by this Letter, must be received by the Exchange Agent at its address set forth herein on or before the Expiration Date. The method of delivery of this Letter, certificates for Original Notes or a Book-Entry Confirmation, as the case may be, and any other required documents is at the election and risk of the tendering holder, but except as otherwise provided below, the delivery will be deemed made when actually received by the Exchange Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is suggested.

Holders whose Original Notes are not immediately available or who cannot deliver their Original Notes or a Book-Entry Confirmation, as the case may be, and all other required documents to the Exchange Agent on or before the Expiration Date may tender their Original Notes pursuant to the guaranteed delivery procedures set forth in the Prospectus. Pursuant to such procedure: (i) tender must be made by or through a firm that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (an “Eligible Institution”); (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by telegram, facsimile transmission, mail or hand delivery) (x) setting forth the name and address of the holder, the names in which the Original Notes are registered, the principal amount of Original Notes tendered and, if possible, the certificate numbers of the Original Notes to be tendered, (y) stating that the tender is being made thereby and (z) guaranteeing that within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, the Original Notes, in proper form for transfer, will be delivered by the Eligible Institution together with this Letter, properly completed and duly executed, and any other required documents to the Exchange Agent; and (iii) the certificates for all tendered Original Notes or a Book-Entry Confirmation, as the case may be, as well as all other documents required by this Letter, must be received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in the Prospectus under the caption “The Exchange Offers __ How to Tender __ Guaranteed Delivery Procedure.”

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered Original Notes will be determined by the Issuer, whose determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders that are not in proper form or the acceptances for exchange of which may, in the opinion of counsel to the Issuer, be unlawful. The Issuer also reserves the right to waive any of the conditions of either Exchange Offer or any defects or irregularities in tenders of any particular holder of Original Notes whether or not similar defects or irregularities are waived in the cases of other holders of Original Notes. All tendering holders, by execution of this Letter, waive any right to receive notice of acceptance of their Original Notes.

None of the Issuer, the Exchange Agent nor any other person shall be obligated to give notice of defects or irregularities in any tender, nor shall any of them incur any liability for failure to give any such notice.

2. Partial Tenders; Withdrawals. If less than the entire principal amount of any Original Note evidenced by a submitted certificate or by a Book-Entry Confirmation is tendered, the tendering holder must fill in the principal amount tendered in the fourth column of Box 1 above. All of the Original Notes represented by a certificate or by a Book-Entry Confirmation delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated. A certificate for Original Notes not tendered will be sent to the holder, unless otherwise provided in Box 4, as soon as practicable after the Expiration Date, in the event that less than the entire principal amount of Original Notes represented by a submitted certificate is tendered (or, in the case of Original Notes tendered by book-entry transfer, such non-exchanged Original Notes will be credited to an account maintained by the holder with the Book-Entry Transfer Facility).

If not yet accepted, a tender pursuant to an Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To be effective with respect to the tender of Original Notes, a written or facsimile transmission notice of withdrawal must: (i) be received by the Exchange Agent at its address set forth above before 5:00 p.m., New York City time, on the Expiration Date; (ii) specify the person named in the applicable letter of transmittal as having tendered Original Notes to be withdrawn; (iii) specify the certificate numbers of Original Notes to be withdrawn; (iv) specify the principal amount of Original Notes to be withdrawn, which must be an authorized denomination; (v) state that the holder is withdrawing its election to have those Original Notes exchanged; (vi) state the name of the registered holder of those Original Notes; and (vii) be signed by the holder in the same manner as the original signature on the applicable letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to the Issuer that the person withdrawing the tender has succeeded to the beneficial ownership of the Original Notes being withdrawn.

3. Signatures on this Letter; Assignments; Guarantee of Signatures. If this Letter is signed by the holder(s) of Original Notes tendered hereby, the signature must correspond with the name(s) as written on the face of the certificate(s) for such Original Notes, without alteration, enlargement or any change whatsoever.

If any of the Original Notes tendered hereby are owned by two or more joint owners, all owners must sign this Letter. If any tendered Original Notes are held in different names on several certificates, it will be necessary to complete, sign and submit as many separate copies of this Letter as there are names in which certificates are held.

If this Letter is signed by the holder of record and (i) the entire principal amount of the holder’s Original Notes are tendered; and/or (ii) untendered Original Notes, if any, are to be issued to the holder of record, then the holder of record need not endorse any certificates for tendered Original Notes, nor provide a separate bond power. If any other case, the holder of record must transmit a separate bond power with this Letter.

If this Letter or any certificate or assignment is signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and proper evidence satisfactory to the Issuer of their authority to so act must be submitted, unless waived by the Issuer.

Signatures on this Letter must be guaranteed by an Eligible Institution, unless Original Notes are tendered: (i) by a holder who has not completed the Box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on this Letter; or (ii) for the account of an Eligible Institution. In the event that the signatures in this Letter or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantees must be by an eligible guarantor institution which is a member of The Securities Transfer Agents Medallion Program (STAMP), The New York Stock Exchanges Medallion Signature Program (MSP) or The Stock Exchanges Medallion Program (SEMP) (collectively, “Eligible Institutions”). If Original Notes are registered in the name of a person other than the signer of this Letter, the Original Notes surrendered for exchange must be endorsed by, or be accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer, in its sole discretion, duly executed by the registered holder with the signature thereon guaranteed by an Eligible Institution.

4. Special Issuance and Delivery Instructions. Tendering holders should indicate, in Box 3 or 4, as applicable, the name and address to which the New Notes or certificates for Original Notes not exchanged are to be issued or sent, if different from the name and address of the person signing this Letter. In the case of issuance in a different name, the tax identification number of the person named must also be indicated. Holders tendering Original Notes by book-entry transfer may request that Original Notes not exchanged be credited to such account maintained at the Book-Entry Transfer Facility as such holder may designate.

5. Transfer Taxes. The Issuer and/or Parent will pay all transfer taxes, if any, applicable to the transfer of Original Notes to them or their order pursuant to the Exchange Offers. If, however, the New Notes or certificates for Original Notes not exchanged are to be delivered to, or are to be issued in the name of, any person other than the record holder, or if tendered certificates are recorded in the name of any person other than the person signing this Letter, or if a transfer tax is imposed for any reason other than the transfer of Original Notes to the Issuer and Parent or their order pursuant to the Exchange Offers, then the amount of such transfer taxes (whether imposed on the record holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of taxes or exemption from taxes is not submitted with this Letter, the amount of transfer taxes will be billed directly to the tendering holder.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in this Letter.

6. Waiver of Conditions. The Issuer reserves the absolute right to amend or waive any of the specified conditions in either Exchange Offer in the case of any Original Notes tendered.

7. Mutilated, Lost, Stolen or Destroyed Certificates. Any holder whose certificates for Original Notes have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.

8. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering, as well as requests for additional copies of the Prospectus or this Letter, may be directed to the Exchange Agent.

IMPORTANT: This Letter (together with certificates representing tendered Original Notes or a Book-Entry Confirmation and all other required documents) must be received by the Exchange Agent on or before the Expiration Date of the Exchange Offers (as described in the Prospectus).